Exhibit 99.1

News Release

Investor Contact:
Paul Scoff
+1 800.225.1560
investorrelations@spragueenergy.com

Sprague Resources LP Reports Fourth Quarter and Full Year 2021 Results
Portsmouth, N.H., March 3, 2022 – Sprague Resources LP (“Sprague”) (NYSE: SRLP) today reported its financial results for the fourth quarter and twelve months ended December 31, 2021.
Fourth Quarter 2021 Highlights
•Net sales were $1,138.9 million for the fourth quarter of 2021, compared to $627.4 million for the fourth quarter of 2020.
•GAAP net income was $43.7 million for the fourth quarter of 2021, compared to net income of $2.5 million for the fourth quarter of 2020.
•Adjusted gross margin* was $71.0 million for the fourth quarter of 2021, compared to $69.9 million for the fourth quarter of 2020.
•Adjusted EBITDA* was $27.5 million for the fourth quarter of 2021, compared to $26.1 million for the fourth quarter of 2020.
Full Year 2021 Highlights
•Net sales were $3.5 billion in 2021, compared to net sales of $2.3 billion in 2020.
•GAAP net loss was $68.9 million in 2021, compared to net income of $33.8 million in 2020.
•Adjusted gross margin was $274.0 million in 2021, compared to adjusted gross margin of $274.8 million in 2020.
•Adjusted EBITDA was $110.7 million in 2021, compared to adjusted EBITDA of $116.7 million in 2020.
“I'm very pleased with our results in 2021”, stated David Glendon, President and Chief Executive Officer. "We maintained safe and responsible operations while delivering essential fuels to our customers. While warmer weather and the distillate market structure limited our opportunities in Refined Products, our Natural Gas business rebounded with extremely strong performance by capitalizing on our logistics capabilities. Sprague made good progress in positioning our business for continued success in a lower carbon fuels environment", said Mr. Glendon.
Refined Products
•Volumes in the Refined Products segment increased 13% to 424.1 million gallons in the fourth quarter of 2021, compared to 374.2 million gallons in the fourth quarter of 2020.
•Adjusted gross margin in the Refined Products segment decreased $3.6 million, or 8%, to $38.9 million in the fourth quarter of 2021, compared to $42.5 million in the fourth quarter of 2020.
•Volumes in the Refined Products segment increased 137.9 million gallons, or 10%, to 1,502.4 million gallons in 2021 compared to 2020.

(*) Please refer to Reconciliation of Net Income (Loss) to Non-GAAP Measures

•Refined Products adjusted gross margin decreased $21.2 million, or 12%, to $150.4 million in 2021 compared to 2020.
“Our Refined Products business demonstrated strong growth in our delivered fuels business, though the absence of storage gains hampered comparisons to 2020's outstanding results”, said Mr. Glendon.
Natural Gas
•Natural Gas segment volumes decreased 10% to 14.4 Bcf in the fourth quarter of 2021, compared to 15.9 Bcf in the fourth quarter of 2020.
•Natural Gas adjusted gross margin increased $4.1 million, or 32%, to $16.7 million for the fourth quarter of 2021, compared to $12.6 million for the fourth quarter of 2020.
•Volumes in the Natural Gas segment decreased 0.6 Bcf, to 55.1 Bcf in 2021 compared to 2020.
•Natural Gas adjusted gross margin increased 62% to $65.8 million in 2021, compared to $40.7 million in 2020.
"Our Natural Gas business delivered record results as volatility in that commodity presented opportunities to capture the benefits of our logistical assets and expertise", said Mr. Glendon.
Materials Handling
•Materials Handling adjusted gross margin decreased by $0.4 million, or 3%, to $13.5 million for the fourth quarter of 2021, compared to $13.9 million for the fourth quarter of 2020.
•Materials Handling adjusted gross margin decreased 10% to $50.3 million in 2021 compared to $56.2 million in 2020.
"Materials Handling margins were lower following the successful sale of our Oswego facility and it's associated asphalt volumes, along with lower salt usage due to milder weather and reduced tank rental requirements at our Canadian operations", reported Mr. Glendon.
2022 Guidance
With regard to Sprague's anticipated 2022 financial results, and assuming normal weather and market structure conditions, we expect to achieve the following:

•Adjusted EBITDA is expected to be in the range of $105 million to $120 million.
Quarterly Distribution
On January 24, 2022, the Board of Directors of Sprague’s general partner, Sprague Resources GP LLC, announced a cash distribution of $0.4338 per unit for the quarter ended December 31, 2021. The distribution was paid on February 9, 2022 to unitholders of record as of the close of business on February 4, 2022.

Sprague Resources LP Schedule K-1s
Sprague's finalized 2021 tax packages for its unitholders, including Schedule K-1 will be made available March 11, 2022 via Sprague’s website at www.spragueenergy.com under “Investor Relations / K-1 Tax Information”, following which tax packages will be mailed to unitholders. For additional information, unitholders may call 855-521-8150 Monday through Friday from 8:00 AM to 5:00 PM CT, or visit www.taxpackagesupport.com/SRLP.
Financial Results Conference Call
Management will review Sprague’s fourth quarter and full year 2021 financial results in a teleconference call for analysts and investors today, March 3, 2022 at 1:00 PM EST.
Dial-in Numbers:     (866) 516-2130 (U.S. and Canada)
            (678) 509-7612 (International)
Participation Code:     6455365
The conference call may also be accessed live by a webcast available on the "Investor Relations" page of Sprague's website at www.spragueenergy.com under "Calendar of Events" and will be archived on the website for one year.

About Sprague Resources LP
Sprague Resources LP is a master limited partnership engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. Sprague also provides storage and handling services for a broad range of materials.
*Non-GAAP Financial Measures
EBITDA, adjusted EBITDA and adjusted gross margin are measures not defined by GAAP. Sprague defines EBITDA as net income (loss) before interest, income taxes, depreciation and amortization.
We define adjusted EBITDA as EBITDA increased for unrealized hedging losses and decreased by unrealized hedging gains (in each case with respect to refined products and natural gas inventory as well as natural gas transportation contracts), changes in fair value of contingent consideration, acquisition related expenses, and other operating income.
We define adjusted gross margin as net sales less cost of products sold (exclusive of depreciation and amortization) decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory as well as natural gas transportation contracts. Adjusted gross margin has no impact on reported volumes or net sales.
To manage Sprague's underlying performance, including its physical and derivative positions, management utilizes adjusted gross margin. Adjusted gross margin is also used by external users of our consolidated financial statements to assess our economic results of operations and its commodity market value reporting to lenders. EBITDA and adjusted EBITDA are used as supplemental financial measures by external users of our financial statements, such as investors, trade suppliers, research analysts and commercial banks to assess the financial performance of our assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate sufficient revenue, that when rendered to cash, will be available to pay interest on our indebtedness and make distributions to our equity holders; repeatable operating performance that is not distorted by non-recurring items or market volatility; and, the viability of acquisitions and capital expenditure projects.
Sprague believes that investors benefit from having access to the same financial measures that are used by its management and that these measures are useful to investors because they aid in comparing its operating performance with that of other companies with similar operations. The adjusted EBITDA and adjusted gross margin data presented by Sprague may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of net income to adjusted EBITDA and operating income to adjusted gross margin.
With regard to guidance, reconciliation of non-GAAP adjusted EBITDA to the closest corresponding GAAP measure (expected net income (loss)) is not available without unreasonable efforts on a forward-looking basis due to the inherent difficulty and impracticality of forecasting certain amounts required by GAAP such as unrealized gains and losses on derivative hedges, which can have a significant and potentially unpredictable impact on our future GAAP financial results.
Forward Looking Statements
Any statements in this press release about future expectations, plans and prospects for Sprague Resources LP or about Sprague Resources LP’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements.  These forward-looking statements involve risks and uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Although Sprague believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and involve risks that may affect our business prospects and performance causing actual results to differ from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: the direct and indirect effects of the COVID-19 global pandemic and other public health developments on our business and those of our business partners, suppliers and customers, including Sprague; increased competition for our products or services; adverse weather conditions; changes in supply or demand for our products or services; nonperformance by major customers or suppliers; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction and unexpected capital expenditures; our ability to complete organic growth and acquisition projects; our ability to integrate acquired assets; potential labor issues; the legislative or regulatory environment; terminal construction/repair delays; political and economic conditions; and, the impact of security risks including terrorism, international hostilities and cyber-risk. These are not all of the important factors that could cause actual results to differ materially from those expressed in forward looking statements.  Other applicable risks and uncertainties have been described more fully in Sprague’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 3, 2022 and in the Partnership's subsequent Form 10-Q, Form 8-K and other documents filed with the SEC. Sprague undertakes no obligation and does not intend to update any forward-looking statements to reflect new information or future events.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
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(Financial Tables Below)

Sprague Resources LP
Summary Financial Data
Three and Twelve Months Ended December 31, 2021 and 2020

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)
	($ in thousands)
Statement of Operations Data:
Net sales	$1,138,889	$627,432	$3,498,160	$2,335,983
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,031,316	571,872	3,343,302	2,071,805
Operating expenses	22,186	19,283	80,673	77,070
Selling, general and administrative	21,345	24,512	82,700	81,514
Depreciation and amortization	8,317	8,481	33,335	34,066
Total operating costs and expenses	1,083,164	624,148	3,540,010	2,264,455
Other operating income	(2)	8,094	9,700	8,094
Operating income	55,723	11,378	(32,150)	79,622
Other income	—	1,884	—	1,948
Interest income	(2)	16	171	299
Interest expense	(8,847)	(9,043)	(34,109)	(40,669)
Income before income taxes	46,874	4,235	(66,088)	41,200
Income tax provision	(3,210)	(1,709)	(2,828)	(7,389)
Net income	43,664	2,526	(68,916)	33,811
Incentive distributions declared	—	(2,074)	—	(8,292)
Limited partners’ interest in net income (loss)	$43,664	$452	$(68,916)	$25,519
Net income per limited partner unit:
Common - basic	$1.66	$0.02	$(2.69)	$1.11
Common - diluted	$1.66	$0.02	$(2.69)	$1.11
Units used to compute net income (loss) per limited partner unit:
Common - basic	26,233,195	22,937,139	25,652,890	22,901,140
Common - diluted	26,233,195	22,944,439	25,652,890	23,031,787
Distribution declared per unit	$0.4338	$0.6675	$2.2000	$2.6700

Sprague Resources LP
Volume, Net Sales and Adjusted Gross Margin by Segment
Three and Twelve Months Ended December 31, 2021 and 2020

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)
	($ and volumes in thousands)
Volumes:
Refined products (gallons)	424,122	374,201	1,502,385	1,364,474
Natural gas (MMBtus)	14,378	15,896	55,122	55,746
Materials handling (short tons)	586	590	2,026	2,316
Materials handling (gallons)	141,865	75,415	452,620	410,754
Net Sales:
Refined products	$1,036,542	$531,830	$3,142,509	$1,998,197
Natural gas	83,320	77,000	284,529	261,358
Materials handling	13,515	13,936	50,484	56,347
Other operations	5,512	4,666	20,638	20,081
Total net sales	$1,138,889	$627,432	$3,498,160	$2,335,983
Reconciliation of Operating Income (Loss) to Adjusted Gross Margin:
Operating income (loss)	$55,723	$11,378	$(32,150)	$79,622
Operating costs and expenses not allocated to operating segments:
Operating expenses	22,186	19,283	80,673	77,070
Selling, general and administrative	21,345	24,512	82,700	81,514
Depreciation and amortization	8,317	8,481	33,335	34,066
Other operating income	2	(8,094)	(9,700)	(8,094)
Change in unrealized (loss) gain on inventory	(9,168)	19,053	(13,437)	20,148
Change in unrealized value on natural gas transportation contracts	(27,388)	(4,741)	132,554	(9,565)
Total adjusted gross margin:	$71,017	$69,872	$273,975	$274,761
Adjusted Gross Margin:
Refined products	$38,921	$42,529	$150,419	$171,626
Natural gas	16,696	12,611	65,801	40,741
Materials handling	13,490	13,898	50,327	56,185
Other operations	1,910	834	7,428	6,209
Total adjusted gross margin	$71,017	$69,872	$273,975	$274,761

Sprague Resources LP
Reconciliation of Net Income to Non-GAAP Measures
Three and Twelve Months Ended December 31, 2021 and 2020

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)
	($ in thousands)
Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Distributable Cash Flow:
Net income (loss)	$43,664	$2,526	$(68,916)	$33,811
Add/(deduct):
Interest expense, net	8,850	9,027	33,938	40,370
Tax provision	3,210	1,709	2,828	7,389
Depreciation and amortization	8,317	8,481	33,335	34,066
EBITDA	$64,041	$21,743	$1,185	$115,636
Change in unrealized gain on inventory	(9,169)	19,051	(13,437)	20,148
Change in unrealized value on natural gas transportation contracts	(27,388)	(4,741)	132,554	(9,565)
Acquisition related expenses	—	(1)	—	1
Gain on sale of fixed assets not in the ordinary course of business and other operating income	2	(8,094)	(9,700)	(8,094)
Other non-operating income	—	(1,947)	—	(1,947)
Other adjustments	36	82	139	564
Adjusted EBITDA	$27,522	$26,093	$110,741	$116,743
Add/(deduct):
Cash interest expense, net	(7,520)	(7,656)	(28,045)	(33,872)
Cash taxes	(2,704)	(1,395)	(4,953)	(7,756)
Maintenance capital expenditures	(5,665)	(2,122)	(14,416)	(8,281)
Elimination of expense relating to incentive compensation and directors fees expected to be paid in common units	(3,557)	2,493	180	4,209
Other	—	(461)	—	310
Distributable cash flow	$8,076	$16,952	$63,507	$71,353